Exhibit 5.1

                Opinion of General Counsel Robert T. Schendel

                              December 6, 2002

 Michael E. Henry
 Chief Executive Officer
 Jack Henry & Associates, Inc.
 663 Highway 60
 Monett, MO  65708

 Re:  Registration Statement on Form S-8 of Jack Henry & Associates, Inc.

 Gentleman:

      I have acted as General Counsel to Jack Henry & Associates, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") for the purposes of registering under the Securities Act of 1933, as amended (the "Securities Act"), 9,000,000 shares of the Company's common stock (the "Common Shares") issuable under the Jack Henry & Associates, Inc. 1996 Stock Option Plan (the Plan").

      In connection therewith, I have examined originals, or copies certified or otherwise identified to my satisfaction, of those documents, corporate or other records, certificates and other papers that I deemed necessary to examine for purposes of this opinion. I have also relied, without investigation as to the accuracy thereof, on oral and written communications from officers of the Company.

      Based upon the foregoing and subject to the qualifications set forth in this letter, I am of the opinion that the Common Shares are validly authorized and, when (a) the pertinent provisions of the Securities Act and all relevant state securities laws have been complied with and (b) the Common Shares have been delivered against payment therefor as contemplated by the Plan, the Common Shares will be legally issued, fully paid and non-assessable.

      I hereby consent to the  filing of this   opinion as an exhibit to  the
 Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement.

                          Very truly yours,

                          /s/Robert T. Schendel

                          ROBERT T. SCHENDEL
                          General Counsel
                          Jack Henry & Associates, Inc.